Exhibit 10.3

TRANSACTION FEE AND

EXPENSE REIMBURSEMENT

AGREEMENT

THIS TRANSACTION FEE AND EXPENSE REIMBURSEMENT AGREEMENT (“Agreement”) is entered into as of April      2007, among Belvedere SoCal, a corporation organized under the laws of California (“SoCal”) located in San Francisco, California, Belvedere Capital Fund II L.P., a Delaware limited partnership (“Fund”), and Belvedere Capital Partners II LLC, the General Partner of Fund and a Delaware limited liability company (the “Partnership”).

R E C I T A L S:

A. SoCal is acquiring Professional Business Bank in a merger (the “Merger”) pursuant to an Agreement of Merger and Plan of Reorganization, dated as of February 1, 2007 and amended on April     , 2007 (the “Merger Agreement”) all in accordance with the terms set forth in the Merger Agreement and applicable law.

B. Immediately after the effective time of the Merger, Fund will own a majority of the outstanding shares of SoCal common stock.

C. The Fund and the Partnership provided advice and expertise in connection with the structuring and financing of the Merger and otherwise provided good and valuable consideration to SoCal in connection with the Merger and the Merger Agreement.

D. In consideration for such services rendered by the Fund and the Partnership in connection with Merger and the Merger Agreement, the parties desire to make certain agreements concerning the fees and expense which SoCal shall pay to the Fund and Partnership at the closing of the Merger.

A G R E E M E N T

IN CONSIDERATION of the premises and mutual covenants hereinafter contained SoCal, the Fund, and the Partnership agree as follows:

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ARTICLE 1

TRANSACTION FEE

1.1 Transaction Fee. At the closing of the Merger, SoCal shall pay to the Fund a transaction fee equivalent to two percent (2%) of the Total Consideration, which is estimated to be approximately $1 million.

ARTICLE 2

EXPENSE REIMBURSEMENT

2.1 Expenses. Upon the closing of the Merger, SoCal shall reimburse the Partnership and Fund for their Reasonable Expenses incurred as a result of the Merger.

ARTICLE 3

MISCELLANEOUS

3.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed within that state.

3.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

3.3 Amendments. The provisions of this Agreement may not be amended, modified, waived or terminated without the written consent of each party hereto.

3.4 Survival. The termination of this Agreement shall not relieve a party from liability for any breach of this Agreement on or prior to termination.

3.5 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent permitted by law; the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.6 Headings. The descriptive headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

3.7 No Third Party Rights. The parties expressly acknowledges that the Fund and the Partnership have been retained solely as advisors to SoCal, and not as advisors to or agent of any other person, and that the engagement of the Fund and the Partnership is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of SoCal) as against the Fund and the Partnership or their respective directors, officers, agents and employees. Any advice provided to SoCal by the Fund or the Partnership pursuant to this Agreement is solely for the information and assistance of its executive management and board of directors.

3.8 Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

WITNESS, the signature of Belvedere SoCal as of the      day of April, 2007, set by its President and Chief Executive Officer and its Secretary:

By:		By:
	President & Chief Executive Officer		Secretary

WITNESS, the signature of Belvedere Capital Fund II L.P. as of the      day of April, 2007, set by its General Partner, Belvedere Capital Partners II LLC, pursuant to its authority:

By:
General Partner

WITNESS, the signature of Belvedere Capital Partners II LLC, as of the      day of April, 2007, set by its Managing Member, pursuant to their authority:

By:
Managing Member

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